PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”) is entered into as of October 17, 2024 by and between RSE Innovation, LLC, a Delaware limited liability company (the “Company”), Series #STEGO, a Delaware limited liability company and series of the Company, solely with respect to itself and not with respect to any other series of the Company (the “Series”), and Stone Ridge Asset Management LLC, a Delaware limited liability company (the “Secured Party”).

PRELIMINARY STATEMENT

WHEREAS, the Company, as optionee, and Wyoming Dinosaur Discovery, LLC, GeoDecor, Inc. and Tom Lindgren (collectively the “Optionor”) and Alan J. Ginsburg entered into that certain Option to Purchase, dated October 4, 2024 (the “Option to Purchase”), pursuant to which the Optionor granted to the Company the right to purchase the Asset (as such term is defined in the Option to Purchase) from the Optionor on the terms and subject to the conditions set forth therein;

WHEREAS, upon the Company’s exercise of the option under the Option to Purchase, the Asset will be contributed by the Company into the Series;

WHEREAS, to finance its exercise of its option under the Option to Purchase, the Company is issuing a promissory note in the amount of $1,250,000 payable to the Secured Party (the “Note”), dated as of the date hereof;

WHEREAS, the Company is entering into this Security Agreement in order to induce the Secured Party to advance funds to the Secured Party in the amount of the face value of the Note and to secure the Secured Obligations (as defined below).

ACCORDINGLY, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Series and the Secured Party hereby agree as follows:

Article IDEFINITIONS

1.1Terms Defined in the Note.  All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note.

1.2Terms Defined in UCC.  Terms defined in the UCC which are not otherwise defined in this Security Agreement are used herein as defined in the UCC.

1.3Definitions of Certain Terms Used Herein.  As used in this Security Agreement, in addition to the terms defined in the first paragraph hereof and in the Preliminary Statement, the following terms shall have the following meanings:

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Asset” shall have the meaning assigned to such term in the Option to Purchase.

“Assigned Contract” means all of the Company’s rights and remedies under, and all interests and claims of the Company in respect of the Asset thereunder and all moneys and claims for money due or to become due to the Company thereunder, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Company now or hereafter existing, including: (a) all rights of the Company to acquire the Asset pursuant to the Assigned Contract; (b) all rights of the Company to receive moneys due and to become due under or pursuant to the Assigned Contract under any indemnities provided for or arising out of or in connection with the Assigned Contract; (c) all claims of the Company for damages arising out of or for, and all rights of the Company in respect of specific performance in connection with, any breach of or default under the Assigned Contract; (d) all rights of the Company to terminate, amend, supplement, modify or waive performance under the Assigned Contract, to perform thereunder and to compel performance and otherwise to exercise all remedies thereunder; and (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

“Collateral” shall have the meaning set forth in Article II.

“Excluded Assets” shall have the meaning set forth in Article II.

“Grantors” means the Company and the Series, collectively.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses (including those incurred upon any appeal or in connection with the preparation for and/or response to any subpoena or request for document production relating thereto), in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means all obligations of the Company in respect of any and all amounts owed and obligations to be performed under the Note.

“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Secured Party’s Lien on any Collateral.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

Article IIGRANT OF SECURITY INTEREST

To secure prompt and complete payment and performance of the Secured Obligations, the Grantors hereby pledge, assign and grant to the Secured Party, a continuing security interest in all of the Grantors right, title and interest in, to and under all of the following assets of the Grantors, in each case, whether now or hereinafter existing or acquired, whether tangible or intangible and wherever the same may be located, whether now or hereinafter existing or acquired, whether tangible or intangible and wherever the same may be located (all of which will be collectively referred to as the “Collateral”):

(i)all of the assets of the Series, including and the Asset;

(ii)Assigned Contract and all of the Company’s rights thereunder;

(iii)all amendments, modifications, restatements, supplements, substitutions and renewals to the Assigned Contract; and

(iv)all proceeds and products of the Assigned Contract, whether cash proceeds or noncash proceeds, including (a) all rights of the Company to receive moneys due and to become due under or pursuant to any Assigned Contract, (b) all rights of the Company with respect to claims, rights, powers or privileges of the Company for damages arising out of or for breach of or default under the Assigned Contract, and (c) all rights of the Company to terminate, amend, supplement, modify or waive performance under the Assigned Contract, to perform thereunder.

During the continuation of an Event of Default (as defined in Section 5), whenever reasonably requested by the Secured Party, the Grantors will give the Secured Party a specific assignment of any or all of the contract rights or rights to payment constituting Collateral after they come into existence, such specific assignments to be in form reasonably satisfactory to the Secured Party and to be accompanied by such information and by such documents or copies or originals thereof as the Secured Party may from time to time require.

Article IIIREPRESENTATIONS AND WARRANTIES

The Company and the Series represent and warrant to the Secured Party that:

3.1Title, Authorization, Validity, Enforceability, Perfection and Priority.  The Company has all right, power and authority to direct the actions of the Series in its sole discretion, including, without limitation, the sale, transfer of other disposition of the Asset, free and clear of all Liens, which right, power and authority is exercisable by the Company without the consent or approval of any third party, including, without limitation, any party to whom interests in the Series have been issued.  The Series has good and valid rights in or the power to transfer (subject to the immediately preceding sentence) the Asset and title to the Asset, free and clear of all Liens.  The Grantors have good and valid rights in or the power to transfer the Collateral and title to the

Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens and have full power and authority to grant to the Secured Party the security interest in such Collateral pursuant hereto.  The execution and delivery by each of the Grantors of this Security Agreement have been duly authorized by proper organizational proceedings of each of the Company and the Series, and this Security Agreement constitutes a legal, valid and binding obligation of each of the Company and the Series and creates a security interest which is enforceable against the Company and the Series in all Collateral each now owns or hereafter acquires, except as may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.  When financing statements have been filed in the appropriate offices against the Company and the Series in the locations listed on Exhibit B, the Secured Party will have a fully perfected first priority security interest in the Collateral owned by the Company and the Series, as applicable, in which a security interest may be perfected by the filing of a financing statement under the UCC.  Neither the Company nor the Series (a) is in violation of any applicable laws or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.2Type and Jurisdiction of Organization, Organizational and Identification Numbers.  The type of entity of the Company and the Series, its state of organization, the organizational number issued to it by its state of organization and its federal employer identification number are set forth on Exhibit A.

3.3Principal Location.  The mailing address and the location of the place of business (if it has only one) or chief executive office (if it has more than one place of business) of the Company and the Series, is disclosed in Exhibit A; neither the Company nor the Series has any other places of business except those set forth in Exhibit A.

3.4Exact Names.  The name in which each of the Company and the Series has executed this Security Agreement is the exact name of such entity as it appears in the organizational documents, as amended, of each of the Company or the Series, as applicable, as filed with the such entity’s jurisdiction of organization.  Neither the Company nor the Series has, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or been a party to any acquisition, except as disclosed in Exhibit A.

3.5No Financing Statements, Security Agreements.  No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated (by a filing authorized by the secured party in respect thereof) naming the Company or the Series as debtor has been filed or is of record in any jurisdiction except for financing statements or security agreements naming the Secured Party as the secured party.

3.6Assigned Contract.  The Assigned Contract has been duly executed and delivered by the Company and each other party thereto and is the legally valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.  The

Assigned Contract is in full force and effect and no default by the Company or, to the knowledge of the Company, any other party thereto currently exist thereunder as of the date hereof.  The execution, delivery and performance by the parties thereto of the Assigned Contract and the consummation of the transactions contemplated thereby (including the acquisition of the Asset) do not and will not violate (i) any provision of any law or any governmental rule or regulation applicable thereto or any of the parties thereto, (ii) any of the organizational documents of the Company, or (iii) any order, judgment or decree of any court or other agency of government binding on the Company.

3.7Assignment of the Assigned Contract.  The Company has secured all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Secured Party of the Assigned Contract.

Article IVCOVENANTS

From the date of this Security Agreement and thereafter until this Security Agreement is terminated pursuant to the terms hereof, each of the Company and the Series jointly and severally agrees that:

4.1General.

(a)Authorization to File Financing Statements and Other Actions; Defense of Title.  Each Grantor hereby authorizes the Secured Party to file, and if requested will deliver to the Secured Party, all financing statements describing the Collateral owned by the Grantors and other documents and take such other actions as may from time to time reasonably be requested by the Secured Party in order to maintain a first priority perfected security interest in the Collateral.  Any financing statement filed by the Secured Party may be filed in any filing office in any UCC jurisdiction and may (i) indicate the Grantors’ Collateral by any description which reasonably approximates the description contained in this Security Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company or the Series, as applicable, is an organization, the type of organization and any organization identification number issued to the Company or the Series, as applicable.  The Grantors also agree to furnish any such information described in the foregoing sentence to the Secured Party promptly upon request.  Each Grantor also ratifies its authorization for the Secured Party to have filed in any UCC jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(b)Further Assurances.  The Grantors will, if so requested by the Secured Party, furnish to the Secured Party, as often as the Secured Party requests, statements and schedules further identifying and describing the Collateral owned by it and such other reports and information in connection with its Collateral as the Secured Party may reasonably request, all in such detail as the Secured Party may specify.  The Grantors also agree to take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Secured Party in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(c)Disposition of Collateral.  Neither the Company nor the Series will sell, transfer or otherwise dispose of the Collateral owned by the Company or the Series, as applicable.

(d)Liens.  Neither the Company nor the Series will create, incur, or suffer to exist any Lien on the Collateral except the security interest created by this Security Agreement.

(e)Other Financing Statements.  The Grantors will not authorize the filing of any financing statement naming either Grantor as debtor covering all or any portion of the Collateral owned by it, except for financing statements naming the Secured Party as the secured party.  Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed by or on behalf of the Secured Party without the prior written consent of the Secured Party, subject to such Grantor’s rights under Section 9-509(d)(2) of the UCC.

(f)Compliance with Terms.  Each Grantor will perform and comply with all obligations in respect of the Collateral and all agreements to which it is a party or by which it is bound relating to the Collateral.

(g)No Interference.  Each Grantor agrees that it will not interfere with any right, power and remedy of the Secured Party provided for in this Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies.

4.2Change of Name or Location of Company.  Neither the Company nor the Series shall (a) change its legal name as it appears in official filings in the state of its incorporation or organization, (b) change its mailing address, principal place of business, chief executive office, or corporate offices, (c) change the type of entity that it is, (d) change its organization identification number, if any, issued by its state of incorporation or other organization, or (e) change its state of incorporation or organization, in each case, unless the Secured Party shall have received at least fifteen (15) days’ prior written notice of such change and the Secured Party shall have acknowledged in writing that either (i) such change will not adversely affect the validity, perfection or priority of the Secured Party security interest in the Collateral, or (ii) any reasonable action requested by the Secured Party in connection therewith has been completed or taken (including any action to continue the perfection of any Liens in favor of the Secured Party in any Collateral).

4.3Notice Requirements.  The Grantors shall give to the Secured Party prompt notice of (i) each material demand or material notice received or given by either Grantor relating to the Assigned Contract, and (ii) any default or event which, with the giving of notice or the passage of time or both, might reasonably be expected to become a default under the Assigned Contract, whether by the Company or any other Person, and of which either Grantor has knowledge or has received notice.

4.4Assigned Contract.  The Company will secure all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Secured Party of the Assigned Contract and to enforce the security interests granted hereunder.  The Company shall fully perform all of its obligations under the Assigned Contract, and shall enforce all of its rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; provided however, that the Company shall not take any action or fail to take any action with respect to the Assigned Contract which would cause the termination thereof.  Without limiting the generality of the foregoing, the Company shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under the Assigned Contract.  The Company shall notify the Secured Party in writing, promptly (in any event within three (3) Business Days) after the Company becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under the Assigned Contract, and shall diligently pursue such right and report to the Secured Party on all further developments with respect thereto.  If the Company shall fail after the Secured Party’s demand to pursue diligently any right under the Assigned Contract[, or if an Event of Default then exists,] the Secured Party may directly enforce such right in its own or the Company’s name and may enter into such settlements or other agreements with respect thereto as the Secured Party shall reasonably determine.  In any suit, proceeding or action brought by the Secured Party under the Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Company shall indemnify and hold the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Company to or in favor of such obligor or its successors.  All such obligations of the Company shall be and remain enforceable only against the Company and shall not be enforceable against the Secured Party.  Notwithstanding any provision hereof to the contrary, the Company shall at all times remain liable to observe and perform all of its duties and obligations under the Assigned Contract, and the Secured Party’s exercise of any of its rights with respect to the Collateral shall not release the Company from any of such duties and obligations.  The Secured Party shall not be obligated to perform or fulfill any of the Company’s duties or obligations under the Assigned Contract or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

Article VEVENTS OF DEFAULT AND REMEDIES

5.1Events of Default.  The occurrence of any “Event of Default” under, and as defined in, the Note shall constitute an Event of Default hereunder.

5.2Remedies.

(a)Upon the occurrence and during the continuation of an Event of Default, the Secured Party may exercise any or all of the following rights and remedies:

(i)those rights and remedies provided in this Security Agreement, or the Note; provided that, this Section 5.2(a) shall not be understood to limit any rights or remedies available to the Secured Party prior to an Event of Default;

(ii)proceed to protect and enforce the rights vested in it by this Security Agreement and to enforce its rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in the Assigned Contract (including specific performance of any covenant or agreement contained therein), or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law and under the UCC; and

(iii)perform any obligation of the Company under the Assigned Contract, without, in each case, any obligation to do so.

5.3Company’s Obligations Upon Default.  Upon the request of the Secured Party after the occurrence and during the continuation of an Event of Default, the Company shall notify the parties to the Assigned Contract that the Assigned Contract has been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party.

Article VIATTORNEY IN FACT; PROXY

6.1Authorization for Secured Party to Take Certain Action.

(a)The Grantors irrevocably authorize the Secured Party at any time and from time to time in the sole discretion of the Secured Party and appoints the Secured Party as its attorney-in-fact (i) to endorse and collect any cash proceeds of the Collateral, (ii) to file any financing statement with respect to the Collateral and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Secured Party in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Secured Party’s security interest in the Collateral, (iii) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Contract or any of the other Collateral, (iv) to exercise any or all of the Company’s rights and remedies under the Assigned Contract, (v) cure any default by the Company under the Assigned Contract and (vi) to do all other acts and things necessary to carry out this Security Agreement; and the Grantors, jointly and severally, agree to reimburse the Secured Party on demand for any payment made or any expense incurred by the Secured Party in connection with any of the foregoing; provided that, this authorization shall not relieve either the Company or the Series of any of its obligations under this Security Agreement or under the Note.

(b)All acts of said attorney or designee are hereby ratified and approved.  The powers conferred on the Secured Party, for the benefit of the Secured Party, under this Section 6.1 are solely to protect the Secured Party interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.  The Secured Party agrees that, except for the powers granted in Section 6.1(a)(i)-(ii) and Section 6.1(a)(vi), it shall not exercise any power or authority granted to it unless an Event of Default has occurred and is continuing.

6.2Proxy.  EACH OF THE COMPANY AND THE SERIES HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE SECURED PARTY AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.1 ABOVE) OF THE COMPANY AND THE SERIES, RESPECTIVELY, WITH RESPECT TO THE COLLATERAL.

6.3Nature of Appointment; Limitation of Duty.  THE APPOINTMENT OF THE SECURED PARTY AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.9.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NONE OF THE SECURED PARTY, ANY OF ITS AFFILIATES, OR ANY OF ITS OR ITS AFFILIATES’ RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO, EXCEPT IN RESPECT OF DAMAGES ATTRIBUTABLE SOLELY TO SUCH PARTY’S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

Article VIIGENERAL PROVISIONS

7.1Secured Party Performance of Debtor Obligations.  Without having any obligation to do so, the Secured Party may perform or pay any obligation which either Grantor has agreed to perform or pay in this Security Agreement and the Grantors, jointly and severally, shall reimburse the Secured Party for any amounts paid by the Secured Party pursuant to this Section 7.1.  The Grantors’ obligation to reimburse the Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.2No Waiver; Amendments; Cumulative Remedies.  No failure or delay by the Secured Party in exercising any right or power under this Security Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Secured Party hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Security Agreement or consent to any departure by the Company or the Series therefrom shall in any event be effective unless in writing signed by the Secured Party, the Company and the Series and then only to the extent in such writing specifically set forth.

7.3Limitation by Law; Severability of Provisions.  All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part.  Any provision in this Security Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

7.4Reinstatement.  This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company or the Series for liquidation or reorganization, should the Company or the Series become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s or the Series’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof (including a payment effected through exercise of a right of setoff), is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise (including pursuant to any settlement entered into by the Secured Party in its discretion), all as though such payment or performance had not been made.  In the event that any payment, or any part thereof (including a payment effected through exercise of a right of setoff), is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.5Benefit of Agreement.  The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Company, the Series and the Secured Party and their respective successors and assigns (including all persons who become bound as a debtor to this Security Agreement), except that neither the Company nor the Series shall not have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Secured Party.  No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Secured Party hereunder.

7.6Survival of Representations.  All representations and warranties of the Grantors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.7Taxes and Expenses.  Any taxes (including income taxes) payable or ruled payable by a Federal or State authority in respect of this Security Agreement shall be paid by the Grantors promptly following written request therefor from the Secured Party.  The Grantors shall reimburse the Secured Party for any and all reasonable out-of-pocket expenses (including reasonable attorneys’, auditors’ and accountants’ fees) paid or incurred by the Secured Party in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement.  Any and all costs and expenses incurred by the Grantors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Company.

7.8Headings.  The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.9Termination.  This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) the Note has terminated pursuant to its express terms and (ii) all of the Secured Obligations have been Paid in Full, and the Secured Party shall, in addition to any actions required under the Note, upon the request and at the expense of the Company, agree to release all of its liens and security interests hereunder and execute and deliver all UCC termination statements and/or other documents reasonably requested by the Company evidencing such termination.

7.10Entire Agreement.  This Security Agreement and the Note embody the entire agreement and understanding among the Company, the Series and the Secured Party relating to the Collateral and supersedes all prior agreements and understandings among the Company, the Series and the Secured Party relating to the Collateral.

7.11CHOICE OF LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS).

7.12Indemnity.  The Grantors hereby agree, jointly and severally, to indemnify the Secured Party, and its successors, assigns, agents and employees (each such Person being called an “Indemnitee”), from and against any and all Liabilities, damages, penalties, suits, fees, costs, and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Secured Party is a party thereto, which shall be limited, in the case of legal fees and expenses, to the fees, charges and disbursements of one primary counsel for all such persons, except in the case of an actual or perceived conflict, and of a single local counsel in each relevant jurisdiction and regulatory counsel, except in the case of an actual or perceived conflict) imposed on, incurred by or asserted against the Secured Party, or its successors, assigns, agents and employees, in any way relating to or arising out of this Security Agreement, the Assigned Contract or the Note; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities, damages, penalties, suits, fees, costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

7.13Counterparts.  This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Security Agreement that is an Electronic Signature transmitted by telecopy, emailed pdf, or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Security Agreement.

7.14Conflict with Note.  To the extent any of the provisions contained herein conflict with the terms set forth in the Note, the provisions of the Note shall control.

Article VIIINOTICES

8.1Sending Notices.  Any notice required or permitted to be given under this Security Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9 of the Note; notices delivered to the Company in accordance therewith shall be deemed effectively delivered to the Series.

8.2Change in Address for Notices.  Each of the Company, the Series and the Secured Party may change the address for service of notice upon it by a notice in writing to the other parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company, the Series and the Secured Party have executed this Security Agreement as of the date first above written.

RES INNOVATION, LLC,
as the Company

By:  /s/ Christopher Bruno

Name: Christopher Bruno

Title: CEO

Series #STEGO,
as the Series

By:  /s/ Christopher Bruno

Name: Christopher Bruno

Title: CEO

STONE RIDGE ASSET MANAGEMENT LLC,
as Secured Party

By:  /s/ Charles Nail

Name: Stone Ridge Asset Management

(See Sections 3.2, 3.3 and 3.4 of Security Agreement)

INFORMATION OF RSE INNOVATION, LLC

(a)Name of Company: RES INNOVATION, LLC

(b)Former Name of Company Within Previous 5 Years: None

II.State of Incorporation or Organization: Delaware

III.Type of Entity: Limited Liability Company

IV.Organizational Number assigned by State of Incorporation or Organization: SR# 20204223854

V.Federal Identification Number: 85-1119258

VI.Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

46 Howard Street

Suite 215

New York, NY 10013

INFORMATION OF SERIES #STEGO, A SERIES OF RSE INNOVATION LLC

(a)Name of Company: SERIES #STEGO

(b)Former Name of Company Within Previous 5 Years: None

VII.State of Incorporation or Organization: Delaware

VIII.Type of Entity: Limited Liability Company

IX.Organizational Number assigned by State of Incorporation or Organization: None

X.Federal Identification Number: 33-1497352

XI.Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

46 Howard Street

Suite 215

New York, NY 10013

Exhibit B

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

1.Financing Statements for the Series #STEGO will be filed and qualified with the Securities and Exchange Commission prior to the launch of the offering for series LLC interests for the Series #STEGO.